Angel Oak Mortgage REIT, Inc. Reports Fourth Quarter and Fiscal Year 2024 Financial Results

ATLANTA – March 4, 2025 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter and year ended December 31, 2024.

Fourth Quarter 2024 Highlights
•Q4 2024 net interest income of $9.9 million demonstrates an increase of 20% versus Q4 2023 net interest income of $8.2 million.
•Q4 2024 GAAP net loss of $(15.1) million, or $(0.65) per diluted share of common stock.
•Q4 2024 Distributable Earnings of $9.9 million, or $0.42 per diluted share of common stock.
•Declared dividend of $0.32 per share of common stock, paid on February 28, 2025.

Fiscal Year 2024 Highlights
•FY 2024 net interest income of $36.9 million demonstrates an increase of 28% versus FY 2023 net interest income of $28.9 million.
•FY 2024 GAAP net income of $28.8 million, or $1.17 per diluted share of common stock.
•FY 2024 Distributable Earnings of $7.0 million, or $0.28 per diluted share of common stock.
•GAAP book value of $10.17 per share of common stock as of December 31, 2024.
•Economic book value of $13.10 per share of common stock as of December 31, 2024.
Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, Inc., said "AOMR's growth in 2024 proves the strength and reliability of our distinctive operating model as well as that of the broader Angel Oak ecosystem. Net interest income increased consistently throughout the year, driven by efficient capital deployment into high-quality mortgage loans and methodical securitization activity, the latter of which exceeded our guidance of one securitization per quarter. Our net interest income growth was complemented by the maintenance of 2023's operating expense reductions, which decreased by 10% versus the prior year when excluding securitization expenses. Additionally, our senior unsecured notes issuance in July 2024 achieved earnings accretion within one quarter of issuance." He continued, "Looking to 2025, we expect continued growth in net interest margin and maintenance of reduced operating expense, supported by opportunistic capital markets participation. As always, we will remain committed to creating long-term shareholder value through disciplined risk management, securitization execution, and strategic capital deployment.”

Fiscal Year Portfolio and Investment Activity
•In 2024, the Company participated in five securitization transactions, contributing a total of $855 million in scheduled unpaid principal balance of loans. In the fourth quarter of 2024, the Company executed the AOMT 2024-10 securitization to which it was the sole contributor of loans with a scheduled unpaid principal balance of approximately $316.8 million and a 7.79% weighted average coupon. Additionally in the fourth quarter of 2024, the Company contributed loans with a scheduled unpaid principal balance of $167.2 million to AOMT 2024-13. AOMR participated in AOMT 2024-13 alongside other Angel Oak entities. In total, $288.9 million in scheduled unpaid principal balance of loans with a weighted average coupon of 7.37% were contributed to AOMT 2024-13 as of deal date.
•The Company purchased $683.7 million of newly-originated, market coupon non-QM residential mortgage loans in 2024 with a weighted average coupon of 7.64%, weighted average loan-to-value ratio of 70.2% and weighted average credit score of 749.

•As of December 31, 2024, the weighted average coupon of our residential whole loans portfolio was 7.39%, marking a 61 basis point increase compared to December 31, 2023.

Capital Markets Activity
•As of December 31, 2024, the Company was a party to three loan financing lines which permit borrowings in an aggregate amount of up to $1.1 billion, of which approximately $129 million is drawn, leaving capacity of approximately $921 million for new loan purchases.

Balance Sheet
•Target assets totaled $2.2 billion as of December 31, 2024.
•The Company held residential mortgage whole loans with fair value of $183.1 million as of December 31, 2024.
•As of December 31, 2024, the Company's recourse debt to equity ratio was approximately 1.0x.
oOur recourse debt to equity ratio is expected to remain below 2.5x going forward.

Dividend
On February 6, 2025, the Company declared a dividend of $0.32 per share of common stock, paid on February 28, 2025.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, March 4, 2025 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-844-826-3033
International: 1-412-317-5185

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 10195829
The playback can be accessed through March 18, 2025.

Non-GAAP Metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by Falcons I, LLC, our external manager (our “Manager”), (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our real estate investment trust (“REIT”) peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating

Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period total stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending, and capital markets. Additional information about the Company is available at www.angeloakreit.com

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
INTEREST INCOME, NET
Interest income	$31,869	$24,550	$110,427	$95,953
Interest expense	22,007	16,310	73,502	67,052
NET INTEREST INCOME	$9,862	$8,240	$36,925	$28,901

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	$5,300	$(10,470)	$(9,228)	$(37,526)
Net unrealized gain (loss) on mortgage loans, debt at fair value option, and derivative contracts	(24,753)	35,621	23,761	63,489
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	$(19,453)	$25,151	$14,533	$25,963

EXPENSES
Operating expenses	$1,385	$1,683	$6,004	$7,474
Operating expenses incurred with affiliate	402	433	1,845	2,105
Stock compensation	177	494	2,041	1,689
Due diligence and transaction costs	120	177	782	310
Securitization costs	2,215	158	3,799	2,484
Management fee incurred with affiliate	1,166	1,382	4,976	5,842
Total operating expenses	$5,465	$4,327	$19,447	$19,904

INCOME (LOSS) BEFORE INCOME TAXES	$(15,056)	$29,064	$32,011	$34,960
Income tax expense	—	465	3,261	1,246
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$(15,056)	$28,599	$28,750	$33,714
Other comprehensive income (loss)	(3,034)	3,197	1,500	16,152
TOTAL COMPREHENSIVE INCOME (LOSS)	$(18,090)	$31,796	$30,250	$49,866

Basic earnings (loss) per common share	$(0.65)	$1.15	$1.18	$1.36
Diluted earnings (loss) per common share	$(0.65)	$1.15	$1.17	$1.35

Weighted average number of common shares outstanding:
Basic	23,390,029	24,768,921	24,179,039	24,722,285
Diluted	23,517,745	24,965,271	24,396,851	24,941,758

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	December 31, 2024	December 31, 2023
ASSETS
Residential mortgage loans - at fair value	$183,064	$380,040
Residential mortgage loans in securitization trusts - at fair value	1,696,995	1,221,067
RMBS - at fair value	300,243	472,058
U.S. Treasury securities - at fair value	—	149,927
Cash and cash equivalents	40,762	41,625
Restricted cash	2,131	2,871
Principal and interest receivable	8,141	7,501
Unrealized appreciation on TBAs and interest rate futures contracts - at fair value	1,515	—
Other assets	36,918	32,922
Total assets	$2,269,769	$2,308,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$129,459	$290,610
Non-recourse securitization obligations, collateralized by residential mortgage loans in securitization trusts	1,593,612	1,169,154
Securities sold under agreements to repurchase	50,555	193,656
Senior unsecured notes	47,740	—
Unrealized depreciation on TBAs and interest rate futures contracts - at fair value	—	1,334
Due to broker	201,994	391,964
Accrued expenses	2,291	985
Accrued expenses payable to affiliate	766	748
Interest payable	934	820
Income taxes payable	2,785	1,241
Management fee payable to affiliate	666	1,393
Total liabilities	$2,030,802	$2,051,905

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value. As of December 31, 2024: 350,000,000 shares authorized, 23,500,175 shares issued and outstanding. As of December 31, 2023: 350,000,000 shares authorized, 24,965,274 shares issued and outstanding.	$234	$249
Additional paid-in capital	461,057	477,068
Accumulated other comprehensive income (loss)	(3,475)	(4,975)
Retained earnings (deficit)	(218,849)	(216,236)
Total stockholders’ equity	$238,967	$256,106
Total liabilities and stockholders’ equity	$2,269,769	$2,308,011

Angel Oak Mortgage REIT, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(in thousands)
Net income (loss) allocable to common stockholders	$(15,055)	$28,599	$28,750	$33,714
Adjustments:
Net unrealized (gains) losses on trading securities	196	(7,618)	1,026	(484)
Net unrealized (gains) losses on derivatives	136	9,191	(2,849)	16,985
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	23,560	(21,674)	(5,313)	(15,890)
Net unrealized (gains) losses on residential loans	839	(15,511)	(16,598)	(64,009)
Net unrealized (gains) losses on commercial loans	21	(8)	(27)	(91)
Non-cash equity compensation expense	177	494	2,041	1,689
Distributable Earnings	$9,874	$(6,527)	$7,030	$(28,086)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	($ in thousands)
Annualized Distributable Earnings	$39,500	$(26,107)	$7,030	$(28,086)
Average total stockholders’ equity	$252,033	$243,794	$255,860	$240,524
Distributable Earnings Return on Average Equity	15.7%	(10.7)%	2.7%	(11.7)%

Angel Oak Mortgage REIT, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Share of Common Stock
(Unaudited)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(in thousands, except for share and per share data)
GAAP total stockholders’ equity	$238,967	$265,098	$255,806	$263,324	$256,106
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	68,784	64,522	73,053	80,599	81,942
Stockholders’ equity including economic book value adjustments	$307,751	$329,620	$328,859	$343,923	$338,048

Number of shares of common stock outstanding at period end	23,500,175	23,511,272	24,998,549	24,965,274	24,965,274
Book value per share of common stock	$10.17	$11.28	$10.23	$10.55	$10.26
Economic book value per share of common stock	$13.10	$14.02	$13.16	$13.78	$13.54

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti, Alpha IR Group
312-445-2870
AOMR@alpha-ir.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com